UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 31, 2020
TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, NY 10010
(Address of principle executive offices and zip code)
Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on October 25, 2018, Registrant, along with certain of its subsidiaries designated as borrowers thereunder, entered into a five-year multi-bank, multi-currency committed unsecured revolving credit facility, including a letter of credit subfacility, consisting of basic commitments in an amount up to $750 million (which commitments may be increased, subject to certain conditions and limitations, at the request of Registrant) (the "Credit Facility"). A copy of the Credit Facility was filed as Exhibit 10.43 to Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2018.

On March 25, 2020, Registrant provided notice to the administrative agent under the Credit Facility to draw down $500 million thereunder.  Following receipt of the proceeds from such drawdown, a total of $516 million was outstanding under the Credit Facility as of March 30, 2020. The Credit Facility matures in 2023, provided that such maturity may be extended for one or two additional one-year periods at any time with the consent of the applicable lenders, as further described in the agreement governing such facility.  Voluntary prepayments of amounts borrowed under the Credit Facility are permissible without penalty.

Borrowings under the Credit Facility bear interest at a rate per annum equal to, at the option of Registrant, (1) LIBOR (or other applicable or successor reference rate) for the relevant currency plus an applicable margin based upon the more favorable to Registrant of (i) a leverage financial metric of Registrant and (ii) Registrant's debt rating for long-term unsecured senior, non-credit enhanced debt, or (2) an alternate base rate equal to the highest of (i) the federal funds effective rate plus 0.50%, (ii) MUFG Bank, Ltd.'s prime rate and (iii) one-month LIBOR plus 1.00%, plus an applicable margin based upon the more favorable to Registrant of (x) a leverage financial metric of Registrant and (y) Registrant's debt rating for long-term unsecured senior, non-credit enhanced debt.

Registrant increased its borrowings under the Credit Facility as a precautionary measure in order to increase its cash position and maintain financial flexibility in light of current uncertainty in the global markets resulting from the recent outbreak of a novel strain of the coronavirus, COVID-19. The drawdown proceeds from the Credit Facility are currently being held on Registrant’s balance sheet and may be used for general corporate purposes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: March 31, 2020